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    [GRAPHIC OMITTED]
    Valley Forge Life Insurance Company
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    Executive Office:               A Stock Company  Home Office:
    CNA Plaza                                                 401 Penn St.
    Chicago, Illinois 60685                          Reading, Pennsylvania 19601

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In this Certificate, Valley Forge Life Insurance Company is referred to as "We,"
"Us," "Our," or the "Company." "You" and "Your" refer to the Participant.

This is a Certificate issued in conformance with the Group Single Premium Deferred Annuity Contract. If there is a conflict between the Group Contract and the Certificate, the Group Contract will control.

This cover sheet provides only a brief outline of some of the important features of the Certificate. This cover sheet is not the insurance contract and only the actual policy provisions will control. The Certificate itself sets forth, in detail, the rights and obligations of both the Participant and the Valley Forge Life Insurance Company. We agree to pay the benefits as described in this Certificate in accordance with its provisions.

                     PLEASE READ THIS CERTIFICATE CAREFULLY
                   It is a legal contract between You and Us.

                      NOTICE OF 10-DAY CANCELLATION PERIOD

Please read this Certificate carefully. If for any reason You are not satisfied with this Certificate, You may return it to Us for cancellation by delivering or mailing it to:

1. Valley Forge Life Insurance Company Service Center, 95 Bridge Street, Haddam, Connecticut 06438, or

2.    the agent through whom it was purchased.

To cancel this Certificate, You must return it to Us no later than 10 days after You first receive it. Upon delivery or mailing, this Certificate will be void as of the date We receive it and Your request for cancellation and We will promptly return Your Single Premium, or, in those jurisdictions where required by law, pay You the Adjusted Accumulation Value instead.

Signed for the Valley Forge Life Insurance Company at its Executive Office, CNA Plaza, Chicago, Illinois 60685.

S/ D.H. CHOOKASZIAN                          S/ D.W. LOWRY
Chairman of the Board                         Secretary

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET VALUE ADJUSTMENT, THE OPERATION OF WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS IN AMOUNTS PAID (INCLUDING WITHDRAWALS, SURRENDERS, TRANSFERS, DEATH BENEFITS AND AMOUNTS APPLIED TO PURCHASE ANNUITY PAYMENTS) TO A PARTICIPANT OR OTHER PAYEE. PAYMENTS WITHIN AN APPLICABLE WINDOW PERIOD ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT.

         SINGLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY CERTIFICATE

                                NON-PARTICIPATING

Q4-119942-A

                           CERTIFICATE SPECIFICATIONS

GROUP CONTRACT HOLDER: Valley Forge Indexed Annuity Trust

GROUP CONTRACT NUMBER:  00001

CERTIFICATE NUMBER:  0000001

PARTICIPANT:  JOHN DOE

PARTICIPANT'S AGE:  45

ANNUITANT:  JOHN DOE

ANNUITANT'S AGE:  45

BENEFICIARY:  JANE DOE, WIFE OF JOHN DOE

ISSUE DATE:  MAY 1, 1996

INVESTMENT START DATE:  MAY 15, 1996

ANNUITY DATE:  MAY 1, 2016

ANNUITY PAYMENT DATE:  MAY 1, 2016

ANNUITY PAYMENT OPTION:  LIFE WITH TEN YEARS CERTAIN

ANNUITY PAYMENT FREQUENCY:  MONTHLY

SINGLE PREMIUM:  $500,000

FREE WITHDRAWAL PERCENTAGE:  10%

MINIMUM WITHDRAWAL AMOUNT:  $500

MINIMUM ALLOCATION AMOUNT:  $500

MINIMUM ALLOCATION PERCENTAGE:  1%

MINIMUM TRANSFER AMOUNT:  $500

MINIMUM ACCOUNT VALUE:  $500

PAYEE:  JOHN DOE

MINIMUM INTEREST RATE:  3%

SHORT TERM INTEREST RATE:  3%

PREMIUM TAX CHARGE: 0%

                             ACCOUNT SPECIFICATIONS

GUARANTEE PERIOD: [5 Certificate Years] [7 Certificate Years]

GUARANTEED INTEREST RATE: 4.75% for the first Guarantee Period; as declared by Us for each Guarantee Period thereafter

SURRENDER CHARGE PERCENTAGE:  [7%] [8%]

The surrender charge is zero during the Window Period: at all other times, it is equal to the Net Allocation times the Surrender Charge Percentage. The Surrender Charge Percentage is constant until the Certificate anniversary ten years before the Annuity Date, and then declines in ten equal steps to zero on the Annuity Date.

NET SINGEL PREMIUM ALLOCATION:  50%

                           INDEX RIDER SPECIFICATIONS

GUARANTEE PERIOD:  [5 Certificate Years] [ 7 Certificate Years]

RIDER CHARGE:  [0.85% per Certificate Year] [1.50% per Certificate Year]

INDEX:  The Standard & Poor's 500 composite Stock Price Index

FLOOR: 0% for the first Guarantee Period; as declared by Us for each Guarantee Period thereafter, but not less than 0%

CAP: 12% for the first Guarnatee Period; as declared by Us for each Guarantee Perid thereafter

INDEX PARTICIPATION RATE: 70% for the first Guarantee Perid; as declared by Us for each Guarantee Period thereafter

AVERAGING PERIOD:  [90 days] [365 days]

SURRENDER CHARGE PERCENTAGE:  [7%] [8%]

The surrender charge is zero during the Window Period: at all other times, it is equal to the Net Allocation times the Surrender Charge Percentage. The Surrender Charge Percentage is constant until the Certificat Anniversary ten years before the Annuity Date, and then declines in ten equal steps to zero on the Annuity Date.

NET SINGLE PREMIUM ALLOCATION: 50%

"S&P 500" and "Standard & Poor's 500" are trademarks of McGraw-Hill, Inc. and have been licensed for use by Valley Forge Life Insurance Company. This annuity is not sponsored, endorsed, sorld, or promoted by Standard & Poor's makes noo representation regarding the advisability of purchasing the annuity.

                                TABLE OF CONTENTS



                                     Section

SECTION 1. DEFINITIONS...........................................1

SECTION 2. GENERAL PROVISIONS....................................2

SECTION 3. THE PARTICIPANT.......................................3

SECTION 4. THE SEPARATE ACCOUNTS.................................4

SECTION 5. THE ACCOUNTS..........................................5

SECTION 6. ALLOCATIONS AND TRANSFERS.............................6

SECTION 7. CALCULATION OF VALUES.................................7

SECTION 8. FEES AND CHARGES......................................8

SECTION 9. PAYMENT OF BENEFITS...................................9

SECTION 10. DEATH BENEFITS......................................10

SECTION 11. ANNUITY PROVISIONS AND PAYMENT OPTIONS..............11

Q4-119942-A

                             SECTION 1: DEFINITIONS

Account: An account to which We credit a specified and guaranteed rate of interest.

Account Value: An amount on which We credit a specified and guaranteed rate of interest, as described in Section 5.1 of the Certificate.

Accumulation Value: The total amount invested under the Certificate. It is the sum of the Account Values.

Adjusted   Accumulation  Value:  The  Accumulation  Value,  plus  or  minus  any applicable Market Value Adjustment, less Premium Tax Charges not previously deducted.

Adjusted Reference Value: The Reference Value multiplied by the ratio of the Adjusted Accumulation Value to the Accumulation Value.

Age: The Age of any person on the birthday nearest the date for which Age is determined.

Annuitant: The person or persons whose life (or lives) determines the Annuity Payments payable under the Certificate and whose death determines the death benefit. With regard to joint and survivorship Annuity Payment Options, the maximum number of joint Annuitants is two and provisions referring to the death of an Annuitant mean the death of the last surviving Annuitant. Provisions relating to an action by the Annuitant mean, in the case of joint Annuitants, both Annuitants acting jointly.

Annuity Date: The date on which the Annuity Value will be applied to purchase an Annuity.

Annuity Payment: One of several periodic payments made by the Company to the Payee under an Annuity Payment Option.

Annuity Payment Date: The date each month, quarter, semiannual period or year as of which We make Annuity Payments.

Annuity Payment Option: The form of Annuity Payments selected by the Participant under the Certificate.

Annuity Value: The amount that will be applied on the Annuity Date to purchase an Annuity, as described in Section 11.2 of the Certificate.

Beneficiary: The person(s) to whom the death benefit will be paid on the death of the Participant or Annuitant.

Business Day: A day on which the New York Stock Exchange is open for trading and the Company is open for business.

Cancellation Period: The period described on the cover page of this Certificate during which the Participant may return the Certificate for a refund of the Single Premium, or, in those jurisdictions where required by law, the Adjusted Accumulation Value.

The Code: The Internal Revenue Code of 1986, as amended.

Certificate Anniversary: The same date in each Certificate Year as the Investment Start Date.

Certificate Year: A twelve-month period beginning on the Investment Start Date or on a Certificate Anniversary.

Contingent   Annuitant:   The  person  designated  by  the  Participant  in  the
application who becomes the Annuitant in the event that the Annuitant dies before the Annuity Date while the Participant is still alive.

Contingent Beneficiary: The person(s) to whom the death benefit will be paid if the beneficiary (or beneficiaries) is not living.

Due Proof of Death: Proof of death satisfactory to the Company. Due Proof of Death may consist of the following if acceptable to the Company: (a) a certified copy of the death record; (b) a certified copy of a court decree reciting a finding of death; or (c) any other proof satisfactory to the Company.

Exchange: The New York Stock Exchange.

General Account: The assets of the Company other than those allocated to the Separate Accounts or any other separate account of the Company.

Group Contract: the Group Contract is the deferred annuity contract issued to the Group Contract Holder.

Guarantee Period: A specific number of years for which the Company agrees to credit a specified effective annual rate of interest to an Account.

Guaranteed Interest Rate: An effective annual rate of interest that the Company will pay on an Account. The Guaranteed Interest Rate will not be less than the Minimum Interest Rate.

T4-119957-A

Home Office: The Company's office at 401 Penn Street, Reading, PA 19601.

Investment Start Date: The Investment Start Date is set forth on the Certificate Specifications page and is used to determine Certificate Years and Certificate Anniversaries.

Issue Date: The date on which We receive the Single Premium.

Market Value Adjustment: A positive or negative adjustment made to any portion of an Account Value upon the surrender, withdrawal, transfer, or application to an Annuity Payment Option of that portion of the Account Value. No Market Value Adjustment applies during the Window Period.

Net Allocation: The amount allocated to an Account at its most recent Reset Date, less withdrawals and transfers from the Account since then (including any surrender charges and any Market Value Adjustments decreasing the Account Value).

Net Single Premium: The Single Premium less any Premium Tax Charge deducted from it.

Non-Qualified Certificate: A Certificate that is not a "qualified certificate".

Participant:  The person or persons to whom the  Certificate  belongs and who is
(are) entitled to exercise all rights and privileges provided in the Certificate. Also referred to herein as "You" or "Your". The maximum number of joint Participants is two. Provisions relating to action by the Participant mean, in the case of joint Participants, both Participants acting jointly.

Payee: The person(s) entitled to receive Annuity Payments under the Certificate.

Premium Tax Charge: A charge shown on the Certificate Specifications page that is deducted either from the Single Premium or from the Accumulation Value prior to surrender, annuitization or death of the Participant or Annuitant.

Qualified Certificate: A Certificate that is issued in connection with a retirement plan that qualifies for special federal income tax treatment under Sections 401, 408 or 457 of the Code.

Reference Value: a minimum guaranteed value used to calculate benefits under the Certificate.

Reset Dates: The date that an amount is first allocated to an Account is the first Reset Date for that Account. The start of the next Guarantee Period is the next Reset Date for that Account.

SEC: The U.S. Securities and Exchange Commission.

Separate Accounts: The Valley Forge Life Insurance Company Indexed Separate Account and the Valley Forge Life Insurance Company MVA Guaranteed Interest Separate Account.

Service Center: The Company's service center at 95 Bridge Street, Haddam, Connecticut 06438.

Short Term Interest Rate: The rate of interest credited to the Net Single Premium from the Issue Date to the Investment Start Date, as shown on the Certificate Specifications page.

Surrender Value: The greater of:

1.    the Adjusted Accumulation Value less any applicable surrender charges, and

2.    the Adjusted Reference Value.

The Company, We, Us or Our: Valley Forge Life Insurance Company.

Window Period - The last 30 calendar days of each Guarantee Period.

Written Notice: A notice or request submitted in writing in a form satisfactory to the Company that is signed by the Participant and received at the Service Center.

T4-119957-A

                          SECTION 2: GENERAL PROVISIONS

          2.1 THE CERTIFICATE - We have issued this Certificate in consideration of Your application and Your payment of the Single Premium. The entire contract is made up of the Group Contract, this Certificate, any attached riders or endorsements, and the attached copy of the application. In the absence of fraud, We consider statements made in the application to be representations and not warranties. We will not use any statement in defense of a claim or to void this Certificate unless it is contained in the attached application. Only one of Our officers may modify this Certificate or waive any of Our rights or requirements under this Certificate. Any modification or waiver must be in writing. No agent may bind the Company by making any promise not contained in this Certificate.

          2.2     INCONTESTABILITY - We will not contest this Certificate.

         2.3 MISSTATEMENT OF AGE OR SEX - If the Age or sex of the Annuitant has been misstated, the Company will adjust the benefits it pays under this Certificate to the amount that would have been payable at the correct Age and sex. If the Company made any underpayments because of any such misstatement, it shall pay the amount of such underpayment plus interest at an annual effective rate of 3%, immediately to the Payee or Beneficiary in one sum. If the Company makes any overpayments because of a misstatement of Age or sex, it shall deduct from current or future payments due under this Certificate, the amount of such overpayment plus interest at an annual effective rate of 3%.

         2.4 PERIODIC REPORTS - At least annually, or more often as required by law, the Company will mail to Participants at their last known address a report showing the following items as of a date shown on the report: the value of the Accounts; the Accumulation Value, Adjusted Accumulation Value, Reference Value, Adjusted Reference Value, and Surrender Value; any withdrawals or surrenders made and death benefits paid since the last report; the current interest rate applicable to each Account; and any other information required by law.

         2.5 MODIFICATION - Upon notice to the Participant, the Company may modify the Certificate to: conform the Certificate or the operations of the Company or of the Separate Accounts to the requirements of any law (or regulation issued by a government agency) to which the Group Contract, the Certificate, the Company or the Separate Accounts are subject; assure continued qualification of the Certificate as an annuity certificate under the Code; or reflect a change (as permitted in this Certificate) in the operation of the Separate Accounts. In the event of any such modification, the Company will make appropriate endorsements to the Certificate.

          2.6 NON-PARTICIPATING - This Certificate does not participate in the surplus or profits of the Company and the Company does not pay dividends on it.

         2.7 PROTECTION OF PROCEEDS - To the extent permitted by law, no benefits payable under this Certificate to a Beneficiary or Payee are subject to the claims of a Participant's or a Beneficiary's creditors.

         2.8 DISCHARGE OF LIABILITY - Any payments made by Us under any Annuity Payment Option or in connection with the payment of any withdrawal, surrender or death benefit, shall discharge Our liability to the extent of each such payment.

          2.9 SINGLE PREMIUM - The Single Premium is shown on the Certificate Specifications page. The Company will not issue the Certificate until it receives the Single Premium.

         2.10 PROOF OF AGE AND SURVIVAL - The Company reserves the right to require proof of the Age or Ages of the Annuitant or Annuitants prior to the Annuity Date. In addition, for life contingent Annuity Options, the Company reserves the right to require proof of the Annuitant's survival before any Annuity Payment Date.

T4-119958-A

                           SECTION 3: THE PARTICIPANT

         3.1 PARTICIPANT - This Certificate belongs to the Participant. The Participant, as shown on the Certificate Specifications page, or as subsequently changed, may exercise all rights under this Certificate. Subject to more specific provisions elsewhere herein, these rights include the right to: (1) select or change a successor Participant, (2) select or change any Beneficiary or Contingent Beneficiary, (3) select or change the Payee prior to the Annuity Date, (4) select or change the Annuity Payment Option, (5) allocate the Net Single Premium among and between the Accounts, and (6) transfer Accumulation Value among and between the Accounts.

         3.2 ASSIGNMENT - At any time before the Annuity Date while the Annuitant is still living, the Participant may assign this certificate by Written Notice. We are not responsible for the validity or sufficiency of any assignment. Your rights and the rights of any Beneficiary will be affected by an assignment. The Company is not bound by the assignment until it receives a duplicate of the original of the assignment at the Service Center.

         3.3 SUCCESSOR PARTICIPANT - If a successor Participant is named in the application or by subsequent Written Notice and the Participant is not the Annuitant, the successor Participant shall become the new Participant should the Participant die before the Annuitant.

         3.4 CHANGING THE BENEFICIARY - The Participant may change the Beneficiary by Written Notice at any time before a death benefit is paid. If, however, the Participant previously irrevocably named a Beneficiary, that Beneficiary's written consent must be provided to the Company before a new Beneficiary is designated. Any change of Beneficiary is effective as of the date Written Notice is received at the Service Center and the Company is not liable for any payments made under the Certificate prior to the effectiveness of any Beneficiary change.

          3.5 PAYEE - The Annuitant is the Payee unless the Participant designates a different person as Payee.



                        SECTION 4: THE SEPARATE ACCOUNTS

         4.1 SEPARATE ACCOUNTS - We have established the Separate Accounts in connection with the Group Contract and Certificates issued under it. The Separate Accounts are subject to the laws of Our state of domicile.

         We established the Valley Forge Life Insurance Company MVA Guaranteed Interest Separate Account with respect to the Accounts. Although We own the assets in the Valley Forge Life Insurance Company MVA Guaranteed Interest Separate Account, these assets are held separately from Our other assets and are not part of Our General Account. The values and benefits attributable to the Accounts are supported by the assets in the Valley Forge Life Insurance Company MVA Guaranteed Interest Separate Account and Our General Account. The portion of the assets of the Valley Forge Life Insurance Company MVA Guaranteed Interest Separate Account equal to the reserves and other liabilities of the Valley Forge Life Insurance Company MVA Guaranteed Interest Separate Account are not chargeable with liabilities that arise from any other business that We conduct. We have the right to transfer to Our general account any assets of the Valley Forge Life Insurance Company MVA Guaranteed Interest Separate Account that are in excess of such reserves and other liabilities.

         The Company's obligations under (and the values and benefits under) the Certificates do not vary as a function of the investment performance of the Separate Accounts. Participants, Beneficiaries and Payees with rights under a Certificate do not participate in the investment gains or losses of the assets of the Separate Accounts. Such gains or losses accrue solely to the Company. The Company retains the risk that the value of the assets in the Separate Accounts may fall below the reserves and other liabilities that it must maintain in connection with its obligations under the Certificates. In such an event, the Company will transfer assets from its General Account to the Separate Accounts to make up the difference. The Separate Accounts are not registered as investment companies under the Investment Company Act of 1940.

T4-119959-A

                             SECTION 5: THE ACCOUNTS

         5.1 ACCOUNTS - Accounts are supported by the Valley Forge Life Insurance Company MVA Guaranteed Interest Separate Account and Our General Account. The Net Single Premium may be allocated to, and transfers of Accumulation Value may be made to, the Accounts. Account Value is not determined by and does not reflect the investment performance of the Separate Account.

         Through the Accounts, the Company offers specified effective annual rates of interest (Guaranteed Interest Rates) that are available for specified periods of time You select (Guarantee Periods) from those We offer. Although the Guaranteed Interest Rate may differ among Guarantee Periods, it will never be less than the Minimum Interest Rate shown on the Certificate Specifications page.

         Initial Guarantee Periods begin on the date as of which the Net Single Premium is allocated or an amount of Accumulation Value is transferred to an Account and end when the number of years in the Guarantee Period elected has elapsed. The last day of the Guarantee Period is the expiration date for that Guarantee Period. Subsequent Guarantee Periods begin on the first day following the expiration date of a previous Guarantee Period.

         Allocations of the Net Single Premium and transfers of Accumulation Value to the Accounts may have different applicable Guaranteed Interest Rates depending on the timing of such allocations or transfers. However, the applicable Guaranteed Interest Rate does not change during a Guarantee Period. The Company will notify Participants in writing at least 30 days prior to the expiration date of any Guarantee Period.

         If the allocated or transferred amount remains in the Account until the end of the applicable Guarantee Period, the Account Value at that time will be equal to the amount originally allocated or transferred, multiplied, on an annually compounded basis, by the Guaranteed Interest Rate. If an Account Value is surrendered, withdrawn, transferred, or applied to an Annuity Payment Option prior to the expiration of the Guarantee Period, the Account Value is subject to a Market Value Adjustment and a surrender charge, as described below.

          5.2 ACCOUNT SELECTION - By Written Notice prior to the expiration date for an Account You may:

               choose a different  Guarantee  Period,  with  expiration  date no later than the Annuity Date, from among those We offer at that time;

               transfer all or a portion of the expiring Account Value to a new Account; or

               transfer  all or a portion of the  expiring  Account  Value to an existing Account for which the next Reset Date falls on the day after the expiration date for the expiring Account.

         Unless We receive Written Notice prior to the expiration date for an Account, a new Guarantee Period will commence automatically on the first day following the expiration date. The new Guarantee Period will be the same as the expiring Guarantee Period if we are still offering that Guarantee Period and if the expiration date of the new Guarantee Period is no later than the Annuity Date. Otherwise the new Guarantee Period will be one year.

         Our notice to the Participant of the expiration of a Guarantee Period will contain information about the then currently available Guarantee Periods and the Guaranteed Interest Rates applicable to such Guarantee Periods.

         To the extent permitted by law, We reserve the right at any time to offer Guarantee Periods that differ from those available when Your Certificate was issued. We also reserve the right, at any time, to stop accepting Net Single Premium allocations or transfers of Accumulation Value to a particular Guarantee Period. Since the specific Guarantee Periods available may change periodically, please contact the Service Center to determine the Guarantee Periods and Guaranteed Interest Rates currently being offered.

         5.3 MARKET VALUE ADJUSTMENT - Any surrender, withdrawal, transfer or application to an Annuity Payment Option of an Account Value is subject to a Market Value Adjustment that may be positive or negative, unless the effective date of the surrender, withdrawal, transfer or application is within the Window Period. A Market Value Adjustment reflects the change in prevailing current interest rates since the date of allocation or transfer to that Account.

         Generally, if interest rates have increased since the beginning of the Guarantee Period, then the application of the Market Value Adjustment will result in the payment, upon surrender, withdrawal, transfer or application of amounts to an Annuity Payment Option, of an amount less than the Account Value (or portion thereof) being surrendered, withdrawn, transferred or applied to an Annuity Payment Option.

         Conversely, if interest rates have decreased since the beginning of the Guarantee Period, then the application of the Market Value Adjustment will result in the payment, upon surrender, withdrawal, transfer or application of amounts to an Annuity Payment Option, of an amount greater than the Account Value (or portion thereof) being surrendered, withdrawn, transferred or applied to an Annuity Payment Option.

T4-119960-A

         The Market Value Adjustment will be applied before the deduction of any applicable surrender charge or Premium Tax Charge.

         5.4 MARKET VALUE ADJUSTMENT FACTOR - The Market Value Adjustment is computed by multiplying the amount being surrendered, withdrawn, transferred, or applied to an Annuity Payment Option, by the Market Value Adjustment Factor.
         The Market Value Adjustment Factor is calculated as:

         [(1+a)/(1+b)](n/12) - 1

         where:

         "a" is the Guaranteed Interest Rate currently being credited to the Account from which the amount is taken;

         "b" is the Guaranteed Interest Rate currently being offered for a Guarantee Period equal to the time remaining to the expiration of the Guarantee Period for the Account from which the amount is taken. Where the time remaining to the expiration of the Guarantee Period is not 1, 3, 5, 7 or 10 years, "b" is the rate found by linear interpolation between the rates for Accounts with Guarantee Periods closest to the time remaining or, if the time remaining is less than 1 year, the rate for a 1 year period. If these are not available, We will use a rate equal to the most recent Moody's Corporate Bond Yield Average - Monthly Average Corporates as published by Moody's Investors Service, Inc.; and

         "n" is the number of complete months remaining before the expiration of the Guarantee Period for the Account from which the amount is taken.

T4-119960-A

                      SECTION 6: ALLOCATIONS AND TRANSFERS

         6.1 NET SINGLE PREMIUM ALLOCATION - In the application, You must select how the Net Single Premium is to be allocated among the Accounts. The portion of the Net Single Premium that may be applied to an Account must be a whole percentage. The minimum percentage that may be allocated to an Account (the Minimum Allocation Percentage) is shown on the Certificate Specifications page. The amount allocated must also be at least equal to the Minimum Allocation Amount shown on the Certificate Specifications page.

         We will hold the Net Single Premium at interest at the Short Term Interest Rate from the Issue Date to the Investment Start Date. On the Investment Start Date, We will allocate the Net Single Premium with interest to the Accounts selected by the Participant based on the Participant's allocation percentages (shown in the application).

         6.2 TRANSFERS - On any Certificate Anniversary, You may transfer some or all of the balance of an Account to a new Account. You may also transfer some or all of the balance to an existing Account for which the Reset Date falls on the Certificate Anniversary. Transfers may not occur other than at Certificate Anniversaries.

         The amount transferred cannot be less than the Minimum Transfer Amount shown on the Certificate Specifications page. If you do not transfer the entire balance of an Account, the amount remaining in the Account after the transfer must be at least equal to the Minimum Account Value shown on the Certificate Specifications page.

         If the transfer occurs at a Reset Date for the Account from which some or all of the balance is being transferred, then You may select any Guarantee Period We then offer that is not longer than the number of years remaining until the Annuity Date. If the transfer does not occur at such a Reset Date, then in addition the Guarantee Period You select from those We then offer must be no shorter than the number of years remaining in the Guarantee Period of the Account from which some or all of the balance is being transferred, rounded up to the next whole number of years.

         A Market Value Adjustment will usually apply to the amount transferred. However, if the transfer occurs during the Window Period for the Account from which some or all of the balance is being transferred, no Market Value Adjustment or surrender charge will apply to the amount transferred.

T4-120363-A

                        SECTION 7: CALCULATION OF VALUES

         7.1 SURRENDER - You may surrender this Certificate for its Surrender Value at any time before the Annuity Date. You may elect to have the Surrender Value paid in a single sum or under an Annuity Payment Option. The Certificate ends when We pay the Surrender Value or apply such sum to an Annuity Payment Option. The Surrender Value will be determined as of the date We receive Your Written Notice for surrender and this Certificate at Our Service Center.

         7.2 WITHDRAWALS - You may withdraw part of the Surrender Value at any time before the Annuity Date, subject to these limits: the Minimum Withdrawal Amount is shown on the Certificate Specifications page; the maximum withdrawal is the amount that would leave a Minimum Account Value of the amount shown on the Certificate Specifications page; and a withdrawal request that would reduce any Account Value below the Minimum Account Value shown on the Certificate Specifications page will be treated as a request for a withdrawal of all of that Account Value.

         We will withdraw the amount You request from the Accumulation Value as of the day that We receive Your Written Notice and send to You that amount plus or minus any applicable Market Value Adjustment. We will then deduct any applicable surrender charge and any applicable Premium Tax Charge shown on the Certificate Specifications page from the remaining Accumulation Value.

         Your Written Notice must specify the amount to be withdrawn from each Account. If the Written Notice does not specify this information, or any Account Value is inadequate to comply with Your request, We will make the withdrawal based on the proportion that each Account Value bears to the Accumulation Value as of the day of the withdrawal.

         7.3     REFERENCE VALUE - The Reference Value at any time is equal to:

         (a)    90% of the Single Premium; plus

         (b)    any Excess Interest Credits; less

         (c)    any charges for riders or additional benefits; less

         (d) the total amount of any previous surrenders and withdrawals from the Certificate; plus

         (e) interest on the above items (a) through (d) credited annually at the Minimum Interest Rate shown on the Certificate Specifications page.

         7.4 EXCESS INTEREST CREDITS - On each Reset Date, we will calculate an Excess Interest Credit. The amount of the Excess Interest Credit will be the amount, if any, by which (a) exceeds (b), where:

         (a)    is all interest ever credited to the Accounts; and

         (b) is the sum of all interest ever credited to the Reference Value, including previous Excess Interest Credits.

7.5 BASIS OF VALUES - Any paid-up annuity, surrender or death benefits that may be available are at least equal to the minimum required by law in the jurisdiction in which this Certificate is delivered. A detailed statement of the method used to compute the minimum values has been filed, where required, with the insurance officials of the jurisdiction in which this Certificate is delivered.

T4-119949-A

                           SECTION 8: FEES AND CHARGES

         8.1 SURRENDER CHARGE - We will deduct a surrender charge upon any surrender or withdrawal. The charge is equal to the Surrender Charge Percentage as shown on the Certificate Specifications page times the Net Allocation. No surrender charge applies to surrenders or withdrawals in excess of the Net Allocation. Surrender charges for an Account are waived during its Window Period.

         In the first Certificate Year, We calculate the surrender charge under the assumption that amounts surrendered and withdrawn come first from the Net Allocation, and then from any interest credited to the Account Value. The full surrender charge applies upon surrender. In calculating the surrender charge applicable to withdrawals, the surrender charge is prorated based on the ratio of the amount surrendered or withdrawn to the Net Allocation.

         In Certificate Years after the first, a Free Partial Withdrawal amount is calculated, equal to the Net Allocation at the Certificate Anniversary times the Free Withdrawal Percentage from the Certificate Specifications page. You may withdraw an amount up to the Free Partial Withdrawal amount from the Accounts once in each Certificate Year after the first without incurring a surrender charge. Any further surrenders and withdrawals are assumed to be taken from the remainder of the Net Allocation, and then from any interest credited to the Account Value.

         With regard to withdrawals, We will withdraw the amount You request from the Accounts as of the day that We receive Your Written Notice and send to You that amount plus or minus any applicable Market Value Adjustment. We will then deduct any surrender charge and any applicable Premium Tax Charge shown on the Certificate Specifications page from the Account from which the withdrawal was taken.

         If an Annuity Payment Option is selected on surrender then we will apply the Annuity Value to the Annuity Payment Option. If on the Annuity Date, however, the Payee elects (or the Participant previously elected) to receive a lump sum, this sum will equal the Surrender Value on such date.

         8.2 PREMIUM TAX CHARGE - The charge shown on the Certificate Specifications page is deducted either from the Single Premium or from the Accumulation Value prior to surrender, annuitization or death of the Participant or Annuitant.

         8.3 OTHER TAX CHARGES - The Company reserves the right to deduct a charge from the Single Premium or from the Accumulation Value for any federal, state or municipal taxes (or other economic burden resulting from the application of the tax laws) that it incurs that may be attributable to the Certificate.

T4-120365-A

                         SECTION 9: PAYMENT OF BENEFITS

         9.1 PAYMENT OF BENEFITS - We will usually pay the proceeds of any surrender, withdrawals, death benefit, or any Annuity Payments within seven business days after receipt of all applicable Written Notices and/or Due Proofs of Death. However, We have the right to defer payment of any surrender, withdrawal, or transfer for up to six months from the date We receive Your Written Notice. We will pay interest on the amount of any payment that is delayed for more than 30 days after the payment becomes payable; or after the time required by the applicable jurisdiction, if less than 30 days. This interest will accrue from the date that the payment becomes payable to the date of payment, but not for more than one year at an annual rate of 3%, or the rate and time required by law, if greater.



                           SECTION 10: DEATH BENEFITS

         10.1 DEATH BENEFITS ON OR AFTER THE ANNUITY DATE - If a Participant dies on or after the Annuity Date, any surviving joint Participant becomes the sole Participant. If there is no surviving Participant, any successor Participant becomes the new Participant. If there is no surviving or successor Participant, the Payee becomes the new Participant. If an Annuitant or a Participant dies on or after the Annuity Date, the remaining undistributed portion, if any, of the Annuity Value will be distributed at least as rapidly as under the method of distribution being used as of the date of such death. Under some Annuity Payment Options, there will be no death benefit.

         10.2    DEATH BENEFIT BEFORE THE ANNUITY DATE

         Death Benefit is computed as of the date that the Company receives Due Proof of Death. Payments under this provision are full settlement of all of the Company's liability under this Certificate.

         Death of a Participant

         The Death Benefit We will pay on the death of a Participant is the Surrender Value.

         If any Participant dies prior to the Annuity Date, any surviving Participant becomes the new sole Participant. If there is no surviving Participant, any successor Participant becomes the new Participant and if there is no successor Participant the Annuitant becomes the new Participant unless the deceased Participant was also the Annuitant. If the sole deceased Participant was also the Annuitant, then the provisions relating to the death of the Annuitant (described below) will govern unless the deceased Participant was one of two joint Annuitants, in which event the surviving Annuitant becomes the new Participant. The following options are available to new Participants:

         1. to receive the Death Benefit in a single lump sum within 5 years of the deceased Participant's death; or

         2. elect to receive the Death Benefit paid out under an Annuity Payment Option provided that: (a) Annuity Payments begin within 1 year of the deceased Participant's death, and (b) Annuity Payments are made in substantially equal installments over the life of the new Participant or over a period not greater than the life expectancy of the new Participant; or

         3. if the new Participant is the spouse of the deceased Participant, he or she may by Written Notice within one year of the Participant's death, elect to continue the Certificate as the new Participant. If the spouse so elects, all of his or her rights as a Beneficiary cease and if the deceased Participant was also the sole Annuitant and appointed no Contingent Annuitant, the spouse will become the Annuitant. The spouse will be deemed to have made the election to continue the Certificate if he or she makes no election before the expiration of the one year period described in
              2. above.

         With regard to new  Participants who are not the spouse of the deceased
         Participant: (a) 1 and 2 apply even if the Annuitant or Contingent Annuitant is alive at the time of the deceased Participant's death, (b) if the new Participant is not a natural person, only option 1 is available, (c) if no election is made within one year of the deceased Participant's death, option 1 is deemed to have been elected.

         Death of the Annuitant

         The Death Benefit We will pay on the death of an Annuitant is the greater of the Accumulation Value and the Reference Value.

         If the Annuitant dies before the Annuity Date while a Participant is still living, any Contingent Annuitant will become the Annuitant. If the Annuitant dies before the Annuity Date and no Contingent Annuitant has been named, the Company will pay the Death Benefit to the Beneficiary. If there is no surviving Beneficiary, the Company will pay the Death Benefit to any Contingent Beneficiary. If there is no surviving Contingent Beneficiary, the Company will immediately pay the Death Benefit to the Participant (or the Participant's estate, if the Participant is deceased) in a lump sum.

         If the Annuitant who is also a Participant dies or if the Annuitant dies and the Participant is not a natural person, a Beneficiary (or a Contingent Beneficiary):

         1. will receive the Death Benefit in a single lump sum within 5 years of the deceased Annuitant's death; or

         2. may elect to receive the Death Benefit paid out under an Annuity Payment Option provided that: (a) Annuity Payments begin within 1 year of the deceased Annuitant's death, and (b) Annuity Payments are made in substantially equal installments over the life of the Beneficiary or over a period not greater than the life expectancy of the Beneficiary; or

               If the Beneficiary is the spouse of the deceased Annuitant, he or she may by Written Notice within one year of the Annuitant's death, elect to continue the Certificate as the new Participant. If the spouse so elects, all his or her rights as a Beneficiary cease and if the deceased Annuitant was also the sole Annuitant and appointed no Contingent Annuitant, the spouse will become the Annuitant. The spouse will be deemed to have made the election to continue the Certificate if he or she makes no election before the expiration of the one year period.

T4-120366-A

               SECTION 11: ANNUITY PROVISIONS AND PAYMENT OPTIONS

         11.1 ANNUITY BENEFITS - If this Certificate is in force and the Annuitant is alive on the Annuity Date, payments to the Annuitant will begin under the Annuity Payment Option chosen. You may choose or change a payment option by sending Us Written Notice at least 30 days prior to the Annuity Date.

         11.2 ANNUITY VALUE - At any time on or before the fifth Certificate Anniversary, the Annuity Value equals the Surrender Value. At any time after the fifth Certificate Anniversary up to and including the Annuity Date, the Annuity Value equals the greater of the Adjusted Accumulation Value and the Adjusted Reference Value.

         11.3 ANNUITY PAYMENTS - Annuity Payments are periodic payments from Us to the designated Payee, the amount of which is fixed and guaranteed by Us. The amount of these payments depends only on the form and duration of the Annuity Payment Option selected, the Age of the Annuitant, the sex of the Annuitant (if applicable), the Annuity Value applied to the Annuity Payments and the applicable annuity purchase rates. The annuity purchase rates in the Certificate are based on an interest rate of 3.0%.

         The dollar amount of the Annuity Payment is determined by dividing the dollar amount of Annuity Value being applied to purchase Annuity Payments by $1,000 and multiplying the result by the annuity purchase rate for the selected Annuity Payment Option.

         11.4 INITIAL ANNUITY PAYMENT DATE - The initial Annuity Payment Date You selected is shown on the Certificate Specifications page. The initial Annuity Payment Date may not be the 29th, 30th, or 31st day of a month. The first Annuity Payment will be computed as of the Annuity Date and paid as of the initial Annuity Payment Date.

         11.5 ANNUITY PAYMENT DATES - All subsequent Annuity Payments will be computed and payable as of Annuity Payment Dates. These dates will be the same day of the month as the initial Annuity Payment Date. Monthly Annuity Payments will be computed and payable as of the same day each month as the initial Annuity Payment Date. Quarterly Annuity Payments will be computed and payable as of the same day in the third, sixth, ninth, and twelfth month following the initial Annuity Payment Date and on the same days of such months in each successive Certificate Year. Semi-annual Annuity Payment Dates will be computed and payable as of the same day in the sixth and twelfth month following the initial Annuity Payment Date and on the same days of such months in each successive Certificate Year. Annual Annuity Payments will be computed and payable as of the same day in each Certificate Year as the initial Annuity Payment Date. The frequency of Annuity Payments You have selected also is shown on the Certificate Specifications page.

         11.6 PAYMENT OPTION RATE TABLES - The amount of the monthly payments per $1,000 applied is shown for an Annuity in these tables. Amounts for ages not shown will be determined on a basis consistent with those shown in these tables. The settlement option rate tables are based on the 1983A Mortality Table, 3% interest and a five-year setback for females.

         11.7 DEATH OF PAYEE - Unless instructed otherwise at the time that the Annuity Payment Option is selected, at the death of the Payee We pay the amounts below in a lump sum to the Payee's estate:

         1. Under Annuity Payment Option 1, the amount left on deposit with Us to accumulate interest.

         2. Under Annuity Payment Option 2, 3, or 5, the commuted value of the amount payable at the Payee's death as provided under the Option selected. The commuted value is based on interest rate used to calculate the amount of the payments under that Option.

         11.8 OPTION 1, INTEREST PAYMENTS - We hold the Annuity Value as principal and pay interest to the Payee. The interest rate is 3% per year compounded annually. We pay interest every 1 year, 6 months, 3 months or 1 month, as specified at the time this option is selected. At the death of the Payee, the value of the remaining payments is paid as stated in Section 11.7.

         11.9 OPTION 2, PAYMENTS OF A SPECIFIED AMOUNT - We pay the Annuity Value in equal payments every 1 year, 6 months, 3 months or 1 month. The amount and frequency of the payments is specified at the time this option is selected. After each payment, interest is added to the remaining amount applied under this option that has not yet been paid. The interest rate is 3% per year compounded annually. Payments are made to the Payee until the amount applied under this option, including interest, is exhausted. The total of the payments made each year must be at least 5% of the amount applied under this option. If the Payee dies before the amount applied is exhausted, We pay the value of the remaining payments as stated in Section 11.7.

         11.10 OPTION 3, PAYMENTS FOR A SPECIFIED PERIOD - We pay the lump sum in equal payments for the number of years specified when the option is selected. Payments are made every 1 year, 6 months, 3 months or 1 month, as specified when the option is selected. The amount of each Annuity Payment for each $1,000 applied under this option is shown in

T4-120367-A
         the tables 1 and 2. These amounts are calculated at an interest rate of 3% per year compounded annually. If the Payee dies before the expiration of the specified number of years, We pay the value of the remaining payments as stated in Section 11.7.

         11.11 OPTION 4, LIFE ANNUITY - We make monthly payments to the Payee for as long as the Annuitant lives. The amount of each Annuity Payment for each $1,000 applied under this option is shown in table 3 below.

         11.12 OPTION 5, LIFE ANNUITY WITH PERIOD CERTAIN - We make monthly payments to the Payee for as long as the Annuitant lives. At the time this option is selected, a period certain of 5, 10, 15, or 20 years must also be selected. If the Annuitant dies before the specified period certain ends, the payments to the Payee will continue until the end of the specified period. The amount of the monthly payments therefore depends on the period certain selected. The amount of each Annuity Payment for each period certain available is shown in tables 4 and 5 below. The amounts shown are for each $1,000 applied under this option. If at any age the amount of the payments is the same for two or more periods certain, payment will be made as if the longest period certain was selected.

         11.13 OPTION 6, JOINT LIFE AND SURVIVORSHIP ANNUITY - We make monthly payments to the Payee while both Annuitants are living. After the death of either Annuitant, payments continue to the Payee for as long as the other Annuitant lives. The amount of each Annuity Payment for each $1,000 applied under this option is shown in tables 6 and 7 below.


T4-120367-A

                                    Table 1
||===========|========================|=========|=========================|==========|====================||
||   Number  |Amount of Installments  |  Number |       Amount of         |   Number |     Amount of      ||
||  of Years |                        | of Years|      Installments       |  of Years|   Installments     ||
|| Specified |                        |Specified|                         | Specified|                    ||
||           |-------------|----------|         |-------------|-----------|          |----------|---------||
||           |  Annual     |  S.A.    |         |  Annual     |  S.A.     |          |Annual    |  S.A.   ||
||-----------|-------------|----------|---------|-------------|-----------|----------|----------|---------||
||     1     |    $1,000.00|  $503.70 |    9    |    $124.69  |    $62.81 |     17   |  $73.74  |  $37.14 ||
||     2     |       507.39|   255.57 |    10   |     113.82  |     57.33 |     18   |   70.59  |   35.56 ||
||     3     |       343.23|   172.89 |    11   |     104.93  |     52.85 |     19   |   67.78  |   34.14 ||
||     4     |       261.19|   131.56 |    12   |      97.54  |     49.13 |     20   |   65.26  |   32.87 ||
||     5     |       211.99|   106.78 |    13   |      91.29  |     45.98 |     25   |   55.76  |   28.08 ||
||     6     |       179.22|    90.27 |    14   |      85.95  |     43.29 |     30   |   49.53  |   24.95 ||
||     7     |       155.83|    78.49 |    15   |      81.33  |     40.96 |          |          |         ||
||     8     |       138.31|    69.67 |    16   |      77.29  |     38.93 |          |          |         ||
||===========|=============|==========|=========|=============|===========|==========|==========|=========||

T4-120367-A

                                                       Table 2
||=========|===========================|=========|========================|===========|======================||
|| Number  | Amount of Installments    |  Number |       Amount of        | Number    |        Amount of     ||
||of Years |                           | of Years|     Installments       |of Years   |       Installments   ||
||Specified|                           |Specified|                        |Specified  |                      ||
||         |--------------|------------|         |------------|-----------|           |-----------|==========||
||         | Quarterly    |  Monthly   |         |Quarterly   | Monthly   |           | Quarterly |  Monthly ||
||---------|--------------|------------|---------|------------|-----------|-----------|-----------|==========||
||    1    |      $252.78 |     $84.47 |    9    |     $31.52 |    $10.53 |   17      |    $18.64 |    $6.23 ||
||    2    |       128.26 |      42.86 |    10   |      28.77 |      9.61 |   18      |     17.84 |     5.96 ||
||    3    |        86.76 |      28.99 |    11   |      26.52 |      8.86 |   19      |     17.13 |     5.73 ||
||    4    |        66.02 |      22.06 |    12   |      24.66 |      8.24 |   20      |     16.50 |     5.51 ||
||    5    |        53.59 |      17.91 |    13   |      23.08 |      7.71 |   25      |     14.09 |     4.71 ||
||    6    |        45.30 |      15.14 |    14   |      21.73 |      7.26 |   30      |     12.52 |     4.18 ||
||    7    |        39.39 |      13.16 |    15   |      20.56 |      6.87 |           |           |          ||
||    8    |        34.96 |      11.68 |    16   |      19.54 |      6.53 |           |           |          ||
||=========|==============|============|=========|============|===========|===========|===========|==========||

T4-120367-A

                                     Table 3
|-------------------|----------|-------------------|--------|----------------|---------|
|         Age       | Option 4 |         Age       |Option 4|      Age       | Option 4|
|    of Annuitant*  |  Monthly |    of Annuitant*  | Monthly| of Annuitant*  | Monthly |
|                   |   Life   |                   |  Life  |                |   Life  |
|                   |  Annuity |                   | Annuity|                | Annuity |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|  Male   |  Female |          |  Male   |  Female |        | Male |   Female|         |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
| 16 and  |  21 and |          |   39    |    44   |  $3.61 |  63  |     68  |  $5.75  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
| under   |   under |   $2.96  |   40    |    45   |  3.66  |  64  |     69  |   5.92  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   17    |    22   |   2.98   |   41    |    46   |  3.71  |  65  |     70  |   6.11  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   18    |    23   |   3.00   |   42    |    47   |  3.76  |  66  |     71  |   6.31  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   19    |    24   |   3.02   |   43    |    48   |  3.81  |  67  |     72  |   6.52  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   20    |    25   |   3.04   |   44    |    49   |  3.87  |  68  |     78  |   6.75  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   21    |    26   |   3.06   |   45    |    50   |  3.93  |  69  |     74  |   6.99  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   22    |    27   |   3.08   |   46    |    51   |  3.99  |  70  |     75  |   7.25  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   23    |    28   |   3.10   |   47    |    52   |  4.06  |  71  |     76  |   7.53  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   24    |    29   |   3.12   |   48    |    53   |  4.12  |  72  |     77  |   7.83  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   25    |    30   |   3.14   |   49    |    54   |  4.20  |  73  |     78  |   8.15  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   26    |    31   |   3.17   |   50    |    55   |  4.27  |  74  |     79  |   8.49  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   27    |    32   |   3.19   |   51    |    56   |  4.35  |  75  |     80  |   8.86  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   28    |    33   |   3.22   |   52    |    57   |  4.43  |  76  |     81  |   9.25  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   29    |    34   |   3.25   |   53    |    58   |  4.52  |  77  |     82  |   9.67  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   30    |    35   |   3.28   |   54    |    59   |  4.61  |  78  |     83  |  10.13  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   31    |    36   |   3.31   |   55    |    60   |  4.71  |  79  |     84  |  10.62  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   32    |    37   |   3.34   |   56    |    61   |  4.81  |  80  |     85  |  11.14  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   33    |    38   |   3.37   |   57    |    62   |  4.92  |  81  |    and  |  11.69  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   34    |    39   |   3.41   |   58    |    63   |  5.03  |  82  |    over |  12.29  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   35    |    40   |   3.45   |   59    |    64   |  5.16  |  83  |         |  12.92  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   36    |    41   |   3.48   |   60    |    65   |  5.29  |  84  |         |  13.59  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   37    |    42   |   3.53   |   61    |    66   |  5.43  |  85  |         |  14.30  |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|   38    |    43   |   3.57   |   62    |    67   |  5.59  |  and |         |         |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
|         |         |          |         |         |        | over |         |         |
|---------|---------|----------|---------|---------|--------|------|---------|---------|
----------------------------------------------------
*  Use the Annuitant's age nearest the Annuity Date.

T4-120367-A

                                                       Table 4
|--------------------|-------------------|----------------|---------------|---------------|-----------------|
|                    |    Number of      |                |    Number Of  |               |    Number of    |
|         Age        |      Years        |       Age      |      Years    |       Age     |      Years      |
|    of Annuitant*   |    Specified      |  of Annuitant* |    Specified  |  of Annuitant*|    Specified    |
|--------------------|-------------------|----------------|---------------|---------------|-----------------|
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|   Male    |  Female|   5     |   10    | Male  |  Female|   5    |   10 | Male  | Female|   5     |   10  |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|  16 and   |  21 and|         |         |  39   |    44  | $3.61  | $3.60|  63   |   68  | $5.70   | $5.53 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|  under    |  under | $2.96   | $2.96   |  40   |    45  | 3.66   |  3.65|  64   |   69  |  5.86   |  5.67 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    17     |    22  |  2.98   |  2.98   |  41   |    46  | 3.71   |  3.69|  65   |   70  |  6.04   |  5.82 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    18     |    23  |  3.00   |  3.00   |  42   |    47  | 3.76   |  3.74|  66   |   71  |  6.23   |  5.97 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    19     |    24  |  3.02   |  3.01   |  43   |    48  | 3.81   |  3.80|  67   |   72  |  6.42   |  6.13 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    20     |    25  |  3.04   |  3.03   |  44   |    49  | 3.87   |  3.85|  68   |   73  |  6.63   |  6.29 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    21     |    26  |  3.06   |  3.05   |  45   |    50  | 3.92   |  3.91|  69   |   74  |  6.86   |  6.46 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    22     |    27  |  3.08   |  3.07   |  46   |    51  | 3.99   |  3.96|  70   |   75  |  7.09   |  6.63 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    23     |    28  |  3.10   |  3.10   |  47   |    52  | 4.05   |  4.03|  71   |   76  |  7.34   |  6.80 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    24     |    29  |  3.12   |  3.12   |  48   |    53  | 4.12   |  4.09|  72   |   77  |  7.60   |  6.98 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    25     |    30  |  3.14   |  3.14   |  49   |    54  | 4.19   |  4.16|  73   |   78  |  7.88   |  7.16 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    26     |    31  |  3.17   |  3.17   |  50   |    55  | 4.26   |  4.23|  74   |   79  |  8.17   |  7.34 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    27     |    32  |  3.19   |  3.19   |  51   |    56  | 4.34   |  4.30|  75   |   80  |  8.48   |  7.52 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    28     |    33  |  3.22   |  3.22   |  52   |    57  | 4.42   |  4.38|  76   |   81  |  8.80   |  7.69 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    29     |    34  |  3.25   |  3.24   |  53   |    58  | 4.50   |  4.46|  77   |   82  |  9.14   |  7.87 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    30     |    35  |  3.28   |  3.27   |  54   |    59  | 4.59   |  4.54|  78   |   83  |  9.49   |  8.04 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    31     |    36  |  3.31   |  3.30   |  55   |    60  | 4.69   |  4.63|  79   |   84  |  9.85   |  8.20 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    32     |    37  |  3.34   |  3.34   |  56   |    61  | 4.79   |  4.72|  80   |   85  | 10.23   |  8.35 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    33     |    38  |  3.37   |  3.37   |  57   |    62  | 4.89   |  4.82|  81   |   and | 10.61   |  8.50 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    34     |    39  |  3.41   |  3.40   |  58   |    63  | 5.01   |  4.93|  82   |  over | 11.00   |  8.64 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    35     |    40  |  3.44   |  3.44   |  59   |    64  | 5.13   |  5.04|  83   |       | 11.40   |  8.77 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    36     |    41  |  3.48   |  3.48   |  60   |    65  | 5.26   |  5.15|  84   |       | 11.80   |  8.88 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    37     |    42  |  3.52   |  3.52   |  61   |    66  | 5.39   |  5.27|  85   |       | 12.20   |  8.99 |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|    38     |    43  |  3.57   |  3.56   |  62   |    67  | 5.54   |  5.40| and   |       |         |       |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
|   over    |        |         |         |       |        |        |      |       |       |         |       |
|-----------|--------|---------|---------|-------|--------|--------|------|-------|-------|---------|-------|
----------------------------------------------------
*  Use the Annuitant's age nearest the Annuity Date.

T4-120367-A

                                                       Table 5

|---------------------|-------------------|-----------------|---------------|---------------|-----------------|
|                     |    Number of      |                 |    Number Of  |               |    Number of    |
|         Age         |      Years        |       Age       |      Years    |       Age     |      Years      |
|    of Annuitant*    |    Specified      |  of Annuitant*  |    Specified  |  of Annuitant*|    Specified    |
|---------------------|-------------------|-----------------|---------------|---------------|-----------------|
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|   Male    |  Female |   15    |   20    | Male  |  Female |  15    |   20 | Male  | Female|   15    |   20  |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|  16 and   |  21 and |         |         |  39   |    44   | $3.59  | $3.56|  63   |   68  | $5.26   | $4.91 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|  under    |  under  | $2.96   | $2.96   |  40   |    45   | 3.63   |  3.60|  64   |   69  |  5.37   |  4.97 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    17     |    22   |  2.98   |  2.97   |  41   |    46   | 3.67   |  3.64|  65   |   70  |  5.47   |  5.03 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    18     |    23   |  2.99   |  2.99   |  42   |    47   | 3.72   |  3.68|  66   |   71  |  5.57   |  5.09 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    19     |    24   |  3.01   |  3.01   |  43   |    48   | 3.77   |  3.73|  67   |   72  |  5.67   |  5.14 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    20     |    25   |  3.03   |  3.03   |  44   |    49   | 3.82   |  3.78|  68   |   73  |  5.77   |  5.19 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    21     |    26   |  3.05   |  3.05   |  45   |    50   | 3.87   |  3.82|  69   |   74  |  5.87   |  5.23 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    22     |    27   |  3.07   |  3.07   |  46   |    51   | 3.93   |  3.87|  70   |   75  |  5.97   |  5.27 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    23     |    28   |  3.09   |  3.09   |  47   |    52   | 3.98   |  3.92|  71   |   76  |  6.06   |  5.31 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    24     |    29   |  3.11   |  3.11   |  48   |    53   | 4.04   |  3.98|  72   |   77  |  6.15   |  5.35 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    25     |    30   |  3.14   |  3.13   |  49   |    54   | 4.10   |  4.03|  73   |   78  |  6.24   |  5.37 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    26     |    31   |  3.16   |  3.16   |  50   |    55   | 4.17   |  4.09|  74   |   79  |  6.32   |  5.40 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    27     |    32   |  3.19   |  3.18   |  51   |    56   | 4.24   |  4.15|  75   |   80  |  6.39   |  5.42 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    28     |    33   |  3.21   |  3.20   |  52   |    57   | 4.31   |  4.20|  76   |   81  |  6.46   |  5.44 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    29     |    34   |  3.24   |  3.23   |  53   |    58   | 4.38   |  4.26|  77   |   82  |  6.52   |  5.46 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    30     |    35   |  3.27   |  3.26   |  54   |    59   | 4.45   |  4.33|  78   |   83  |  6.58   |  5.47 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    31     |    36   |  3.30   |  3.29   |  55   |    60   | 4.53   |  4.39|  79   |   84  |  6.63   |  5.48 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    32     |    37   |  3.33   |  3.32   |  56   |    61   | 4.61   |  4.45|  80   |   85  |  6.67   |  5.49 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    33     |    38   |  3.36   |  3.35   |  57   |    62   | 4.70   |  4.52|  81   |   and |  6.71   |  5.50 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    34     |    39   |  3.39   |  3.38   |  58   |    63   | 4.79   |  4.58|  82   |  over |  6.74   |  5.50 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    35     |    40   |  3.43   |  3.41   |  59   |    64   | 4.88   |  4.65|  83   |       |  6.77   |  5.50 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    36     |    41   |  3.47   |  3.45   |  60   |    65   | 4.97   |  4.72|  84   |       |  6.79   |  5.51 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    37     |    42   |  3.50   |  3.48   |  61   |    66   | 5.07   |  4.78|  85   |       |  6.81   |  5.51 |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|    38     |    43   |  3.54   |  3.52   |  62   |    67   | 5.16   |  4.85| and   |       |         |       |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
|   over    |         |         |         |       |         |        |      |       |       |         |       |
|-----------|---------|---------|---------|-------|---------|--------|------|-------|-------|---------|-------|
 ----------------------------------------------------
 *  Use the Annuitant's age nearest the Annuity Date.

T4-120367-A

                                     Table 6

|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|    Age of   |       |         |       |       |       |       |       |      |
|  Annuitants |  Male |  55     |  56   |  57   |  58   |   59  |   60  |  61  |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|     Male    | Female|  60     |  61   |  62   |  63   |   64  |   65  |  66  |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      51     |   56  | $3.89   |$3.92  | $3.94 | $3.97 | $3.99 |  $4.01| $4.04|
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      52     |   57  | 3.93    | 3.96  | 3.98  | 4.01  |  4.04 |  4.06 | 4.08 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      53     |   58  | 3.96    | 3.99  | 4.02  | 4.05  |  4.08 |  4.11 | 4.13 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      54     |   59  | 4.00    | 4.03  | 4.06  | 4.09  |  4.12 |  4.15 | 4.18 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      55     |   60  | 4.03    | 4.07  | 4.10  | 4.14  |  4.17 |  4.20 | 4.23 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      56     |   61  | 4.07    | 4.11  | 4.14  | 4.18  |  4.21 |  4.25 | 4.28 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      57     |   62  | 4.10    | 4.14  | 4.18  | 4.22  |  4.26 |  4.30 | 4.33 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      58     |   63  | 4.14    | 4.18  | 4.22  | 4.26  |  4.30 |  4.34 | 4.38 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      59     |   64  | 4.17    | 4.21  | 4.26  | 4.30  |  4.35 |  4.39 | 4.44 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      60     |   65  | 4.20    | 4.25  | 4.30  | 4.34  |  4.39 |  4.44 | 4.49 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      61     |   66  | 4.23    | 4.28  | 4.33  | 4.38  |  4.44 |  4.49 | 4.54 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      62     |   67  | 4.26    | 4.32  | 4.37  | 4.42  |  4.48 |  4.53 | 4.59 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      63     |   68  | 4.29    | 4.35  | 4.41  | 4.46  |  4.52 |  4.58 | 4.63 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      64     |   69  | 4.32    | 4.38  | 4.44  | 4.50  |  4.56 |  4.62 | 4.68 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      65     |   70  | 4.35    | 4.41  | 4.47  | 4.54  |  4.60 |  4.66 | 4.73 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      66     |   71  | 4.37    | 4.44  | 4.50  | 4.57  |  4.64 |  4.71 | 4.78 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      67     |   72  | 4.40    | 4.47  | 4.53  | 4.60  |  4.67 |  4.75 | 4.82 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      68     |   73  | 4.42    | 4.49  | 4.56  | 4.64  |  4.71 |  4.79 | 4.86 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      69     |   74  | 4.45    | 4.52  | 4.59  | 4.67  |  4.74 |  4.82 | 4.90 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|
|      70     |   75  | 4.47    | 4.54  | 4.62  | 4.70  |  4.78 |  4.86 | 4.94 |
|-------------|-------|---------|-------|-------|-------|-------|-------|------|

T4-120367-A

                                     Table 7

|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|    Age of  |      |      |      |     |      |     |     |     |    |       |
|  Annuitants| Male |  62  |  63  |  64 |  65  | 66  |  67 | 68  | 69 | 70    |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|     Male   |Female|  67  |  68  |  69 |  70  | 71  |  72 | 73  | 74 | 75    |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      51    |  56  | 4.06 | 4.08 | 4.10| 4.12 |4.13 | 4.15|4.17 |4.18|4.19   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      52    |  57  | 4.11 | 4.13 | 4.15| 4.17 |4.19 | 4.21|4.23 |4.24|4.26   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      53    |  58  | 4.16 | 4.18 | 4.21| 4.23 |4.25 | 4.27|4.29 |4.31|4.33   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      54    |  59  | 4.21 | 4.24 | 4.26| 4.29 |4.31 | 4.33|4.36 |4.38|4.40   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      55    |  60  | 4.26 | 4.29 | 4.32| 4.35 |4.37 | 4.40|4.42 |4.45|4.47   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      56    |  61  | 4.32 | 4.35 | 4.38| 4.41 |4.44 | 4.47|4.49 |4.52|4.54   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      57    |  62  | 4.37 | 4.41 | 4.44| 4.47 |4.50 | 4.53|4.56 |4.59|4.62   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      58    |  63  | 4.42 | 4.46 | 4.50| 4.54 |4.57 | 4.60|4.64 |4.67|4.70   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      59    |  64  | 4.48 | 4.52 | 4.56| 4.60 |4.64 | 4.67|4.71 |4.74|4.78   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      60    |  65  | 4.53 | 4.58 | 4.62| 4.66 |4.71 | 4.75|4.79 |4.82|4.86   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      61    |  66  | 4.59 | 4.63 | 4.68| 4.73 |4.78 | 4.82|4.86 |4.90|4.94   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      62    |  67  | 4.64 | 4.69 | 4.74| 4.80 |4.85 | 4.89|4.94 |4.99|5.03   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      63    |  68  | 4.69 | 4.75 | 4.81| 4.86 |4.92 | 4.97|5.02 |5.07|5.12   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      64    |  69  | 4.74 | 4.81 | 4.87| 4.93 |4.99 | 5.05|5.10 |5.16|5.21   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      65    |  70  | 4.80 | 4.86 | 4.93| 4.99 |5.06 | 5.12|5.18 |5.24|5.30   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      66    |  71  | 4.85 | 4.92 | 4.99| 5.06 |5.13 | 5.19|5.26 |5.33|5.39   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      67    |  72  | 4.89 | 4.97 | 5.05| 5.12 |5.19 | 5.27|5.34 |5.41|5.48   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      68    |  73  | 4.94 | 5.02 | 5.10| 5.18 |5.26 | 5.34|5.42 |5.50|5.58   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      69    |  74  | 4.99 | 5.07 | 5.16| 5.24 |5.33 | 5.41|5.50 |5.58|5.67   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|
|      70    |  75  | 5.03 | 5.12 | 5.21| 5.30 |5.39 | 5.48|5.58 |5.67|5.76   |
|------------|------|------|------|-----|------|-----|-----|-----|----|-------|

T4-120367-A

================================================================================
    [GRAPHIC OMITTED]
    Valley Forge Life Insurance Company
    ----------------------------------------------
    Executive Office:               A Stock Company  Home Office:
    CNA Plaza                                                 401 Penn St.
    Chicago, Illinois 60685                          Reading, Pennsylvania 19601

================================================================================

                                   INDEX RIDER

GENERAL PROVISION - This rider is part of the Certificate to which it is attached. The provisions of this rider supplement, and where inconsistent override, corresponding provisions of the Certificate. Except where the rider provides otherwise, it is subject to all provisions of the Certificate.


                             INDEX RIDER DEFINITIONS

Account: An Indexed Account or Interest Account.

Account Type: The Account Type for an Account is either "Indexed" or "Interest", depending on whether the Account is an Indexed Account or an Interest Account, respectively.

Account Value: An amount on which We credit a specified and guaranteed rate of interest, or for which we calculate values depending on increases in an Index, as described below under "Indexed Accounts".

Averaging Period: A period of time at the end of each Certificate Year over which values of the Index are averaged before the calculation of any Index Increase. The Averaging Period is shown on the Index Rider Specifications Page.

Cap: The maximum percentage per year by which an Indexed Account will be increased. We will declare the Cap for an Indexed Account at each Reset Date on a basis which does not discriminate unfairly within any class of Certificates.

Destination Account: An Account to which a transfer is made.

Floor: The minimum percentage per year by which an Indexed Account will be increased. The Floor will never be less than 0%. We will declare the Floor for an Indexed Account at each Reset Date on a basis which does not discriminate unfairly within any class of Certificates.

Guarantee Period: A specific number of years for which the Company agrees to credit a particular effective annual rate of interest to an Interest Account, or to apply a particular Index Participation Rate, Cap, and Floor to an Indexed Account.

Index: The Index shown on the Index Rider Specifications Page. If the publication of the Index is discontinued, or the calculation of the Index is changed substantially, we will substitute a suitable index and notify you.

Index Participation Rate: The percentage used to calculate the Index Increase for an Indexed Account.

Indexed Account: An account for which We calculate values depending on increases in an Index.

Interest Account: An account to which we credit a specified and guaranteed rate of interest.

Source Account: An Account from which a transfer is made.


                             INDEX RIDER PROVISIONS

RIDER BENEFIT - This rider allows you to select that for one or more of your Accounts, the value of the Account will be based on increases in an Index. Any Account that you so select is called an Indexed Account. This selection can only become effective on a Reset Date for the Account.

RIDER CHARGE - The annual charge for this rider is a percentage of the value of the Indexed Accounts, as shown on the Index Rider Specifications page. The daily compounded equivalent of this charge is deducted daily.

THE SEPARATE ACCOUNTS - We have established the Valley Forge Life Insurance Company Indexed Separate Account in connection with the Indexed Accounts. Although We own the assets in the Valley Forge Life Insurance Company Indexed

R4-120368-A

Separate Account, these assets are held separately from Our other assets and are not part of Our General Account. The values and benefits attributable to the Indexed Accounts are supported by the assets in the Valley Forge Life Insurance Company Indexed Separate Account and Our General Account. The portion of the assets of the Valley Forge Life Insurance Company Indexed Separate Account equal to the reserves and other liabilities of the Valley Forge Life Insurance Company Indexed Account are not chargeable with liabilities that arise from any other business that We conduct. We have the right to transfer to Our general account any assets of the Valley Forge Life Insurance Company Indexed Separate Account that are in excess of such reserves and other liabilities.

INDEXED ACCOUNTS - The Indexed Accounts are available under the Certificate and are supported by the Valley Forge Life Insurance Company Indexed Separate Account, part of Our general assets. The Net Single Premium may be allocated to, and transfers of Accumulation Value may be made to, the Indexed Accounts. Indexed Account Value is not determined by and does not reflect the investment performance of the Separate Accounts.

Through the Indexed Accounts, the Company offers increases based on a specified Index. The increases are determined based on a formula with specified parameters (the Index Participation Rate, Cap, and Floor) that are available for specified periods of time You select (Guarantee Periods) from those We offer. The rate at which the value of an Indexed Account grows depends on changes in the Index on which it is based, as well as its Cap, Floor, and Index Participation Rates. The Index Participation Rate, Cap, and Floor may differ among Guarantee Periods.

Initial Guarantee Periods begin on the date as of which the Net Single Premium is allocated or an amount of Accumulation Value is transferred to an Indexed Account and end when the number of years in the Guarantee Period elected has elapsed. The last day of the Guarantee Period is the expiration date for that Guarantee Period. Subsequent Guarantee Periods begin on the first day following the expiration date of a previous Guarantee Period.

Allocations of the Net Single Premium and transfers of Accumulation Value to the Indexed Accounts may have different applicable Index Participation Rates, Caps, and Floors depending on the timing of such allocations or transfers. However, the applicable Index Participation Rate, Cap, and Floor do not change during a Guarantee Period. The Company will notify Participants in writing at least 30 days prior to the expiration date of any Guarantee Period.

If the allocated or transferred amount remains in the Indexed Account until the end of the applicable Guarantee Period, the Account Value at that time will be equal to the amount originally allocated or transferred plus any Index Increases. If an Indexed Account Value is surrendered, withdrawn, transferred, or applied to an Annuity Payment Option prior to the expiration of the Guarantee Period, the Indexed Account Value is subject to a Market Value Adjustment and a surrender charge, as described below.

ACCOUNT SELECTION - By Written Notice prior to the expiration date for an Interest or Indexed Account You may:

      choose a different Guarantee Period, with expiration date no later than the Annuity Date, from among those We offer at that time;

     transfer all or a portion of the expiring  Account  Value to a new Account;
     or

      transfer all or a portion of the expiring Account Value to an existing Account for which the next Reset Date falls on the day after the expiration date for the expiring Account.

Transfers are subject to restrictions as described below under "Transfer Restrictions". A Market Value Adjustment will usually apply to the amount transferred. However, if the transfer occurs during the Window Period for the Account from which some or all of the balance is being transferred, no Market Value Adjustment or surrender charge will apply to the amount transferred.

Unless We receive Written Notice prior to the expiration date for an Account, a new Guarantee Period will commence automatically on the first day following the expiration date. The new Guarantee Period will be the same as the expiring Guarantee Period if we are still offering that Guarantee Period and if the expiration date of the new Guarantee Period is no later than the Annuity Date. Otherwise the new Guarantee Period will be one year. If the expiring Account is an Interest Account, it will continue to be an Interest Account. If the expiring Account is an Indexed Account, then it will continue to be an Indexed Account, if the new Guarantee Period is one for which We offer Indexed Accounts; otherwise, it will become an Interest Account.

Our notice to the Participant of the expiration of a Guarantee Period will contain information about the then currently available Guarantee Periods and the Guaranteed Interest Rates, Index Participation Rates, Caps, and Floors applicable to such Guarantee Periods.

To the extent permitted by law, We reserve the right at any time to offer Guarantee Periods that differ from those available when Your Certificate was issued. We also reserve the right, at any time, to stop accepting Net Single Premium allocations or transfers of Accumulation Value to a particular Guarantee Period. Since the specific Guarantee Periods available may change periodically, please contact the Service Center to determine the Guarantee Periods and the Guaranteed Interest Rates, Index Participation Rates, Caps, and Floors currently being offered.

INDEX INCREASES - We will calculate the Index Increase for an Indexed Account at each Certificate Anniversary. The Index Increase equals the Indexed Account Value times the Index Increase Percentage Factor. If the Index Increase is greater than zero we will increase the Indexed Account Value by the Index Increase at the Certificate Anniversary.

R4-120368-A

The Index Increase Percentage Factor will not be less than the Floor or more than the Cap declared at the previous Reset Date. Within those bounds, the Index Increase Percentage Factor equals (a) multiplied by (b) where:

(a) is the Average Index Increase Percentage for the Indexed Account at the Certificate Anniversary, and

(b) is the Index Participation Rate declared at the previous Reset Date for the Account.

AVERAGE INDEX INCREASE PERCENTAGE - The Average Index Increase Percentage for an Indexed Account at each Certificate Anniversary within a Guarantee Period equals:

(b) - (a)
---------
    (a),

where

(a)   is the value of the Index on the previous Certificate Anniversary, and

(b) is the arithmetic average of the values of the Index on each day that the Exchange is open for business during the Averaging Period ending on the Certificate Anniversary.

EXCESS INTEREST CREDITS - On each Reset Date, after making any Index Increase, we will calculate an Excess Interest Credit. The amount of the Excess Interest Credit will be the amount, if any, by which (a) plus (b) exceeds (c), where:

(a)     is the sum of all Index Increases ever made to the Indexed Account
        Values;

(b)     is all interest ever credited to the Interest Accounts; and

(c) is the sum of all interest ever credited to the Reference Value, including previous Excess Interest Credits.

DEATH BENEFIT - In calculating the Death Benefit, We will treat the Date of Death as the Reset Date for each Indexed Account. The Accumulation Value will then include any Index Increases payable.

TRANSFER RESTRICTIONS - You may transfer some or all of the balance of an Account (the "Source Account") to another Account (the "Destination Account") subject to the following conditions:

      Transfers may only occur at Certificate Anniversaries;

      The Destination Account must be of an Account Type and Guarantee Duration We then offer;

      The date of transfer must be a Reset Date for the Destination Account, unless it is a new Account;

      The Guarantee Period for a Destination Account may not be longer than the number of years remaining until the Annuity Date;

      If the date of transfer is not a Reset Date for the Source Account, then the Guarantee Period for the Destination Account must be no shorter than the number of years remaining in the Guarantee Period for the Source Account, rounded up to the next whole number of years;

      If the transfer occurs at a Reset Date for the Source Account then the Destination Account may be any Account Type;

      If the Source Account is an Interest Account then the Destination Account may be any Account Type;

      If the Source Account is an Indexed Account, then the Destination Account may be a different Account Type only if the transfer occurs at a Reset Date for the Source Account.

R4-120368-A

MARKET VALUE ADJUSTMENT - Any surrender, withdrawal, transfer or application to an Annuity Payment Option of an Indexed Account Value is subject to a Market Value Adjustment that may be positive or negative, unless the effective date of the surrender, withdrawal, transfer or application is within the Window Period. A Market Value Adjustment reflects the change in prevailing current interest rates since the date of allocation or transfer to that Guarantee Period.

Generally, if interest rates have increased since the beginning of the Guarantee Period, then the application of the Market Value Adjustment will result in the payment, upon surrender, withdrawal, transfer or application of amounts to an Annuity Payment Option, of an amount less than the Indexed Account Value (or portion thereof) being surrendered, withdrawn, transferred or applied to an Annuity Payment Option.

Similarly, if interest rates have decreased since the beginning of the Guarantee Period, then the application of the Market Value Adjustment will result in the payment, upon surrender, withdrawal, transfer or application of amounts to an Annuity Payment Option, of an amount greater than the Indexed Account Value (or portion thereof) being surrendered, withdrawn, transferred or applied to an Annuity Payment Option.

The Market Value Adjustment will be applied before the deduction of any applicable surrender charge or Premium Tax Charge.

MARKET VALUE ADJUSTMENT FACTOR - The Market Value Adjustment for an Indexed Account is computed by multiplying the amount being surrendered, withdrawn, transferred, or applied to an Annuity Payment Option, by the applicable Market Value Adjustment Factor.
The Market Value Adjustment Factor is calculated as:

[(1+a)/(1+b)](n/12) - 1

where:

"a" is the Guaranteed Interest Rate for an Interest Account with the same Reset Date and Guarantee Period as the Indexed Account from which the amount is taken;

"b" is the Guaranteed Interest Rate is currently being offered for a Guarantee Period equal to the time remaining to the expiration of the Guarantee Period for the Indexed Account from which the amount is taken. Where the time remaining to the expiration of the Guarantee Period is not 1, 3, 5, 7 or 10 years, "b" is the rate found by linear interpolation between the rates for Interest Accounts with Guarantee Periods closest to the time remaining or, if the time remaining is less than 1 year, the rate for a 1 year period. If these are not available, We will use a rate equal to the most recent Moody's Corporate Bond Yield Average - Monthly Average Corporates as published by Moody's Investors Service, Inc.; and

"n" is the number of complete months remaining before the expiration of the Guarantee Period for the Indexed Account from which the amount is taken.

TERMINATION - This rider terminates when the Certificate to which it is attached is surrendered, or at the Annuity Date if the Certificate is still in force. You may terminate this rider at any Reset Date by sending us written notice.

Signed for the Valley Forge Life Insurance Company at Chicago, Illinois

                                                   S/D.H. CHOOKASZIAN

                                                 Chairman of the Board
R4-120368-A

================================================================================
    [GRAPHIC OMITTED]
    Valley Forge Life Insurance Company
    ----------------------------------------------
    Executive Office:               A Stock Company  Home Office:
    CNA Plaza                                                 401 Penn St.
    Chicago, Illinois 60685                          Reading, Pennsylvania 19601

================================================================================

                              QUALIFIED PLAN RIDER

This Rider is part of the Certificate to which it is attached. This Certificate is issued to or purchased by the trustee of a pension or profit-sharing plan intended to qualify under Section 401(a) of the Code. The following provisions apply and replace any contrary Certificate provisions:

1 Except as allowed by the qualified pension or profit sharing plan of which this Certificate is a part, the Certificate may not be transferred, sold, assigned, discounted or pledged, either as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than Us.

2 This Certificate shall be subject to the provisions, terms, and conditions of the qualified pension or profit-sharing plan of which the Certificate is a part. Any payment, distribution, or transfer under this Certificate shall comply with the provisions, terms and conditions of such plan as determined by the plan administrator, trustee or other designated plan fiduciary. We shall be under no obligation either (a) to determine whether any such payment, distribution, or transfer complies with the provisions, terms and conditions of such plan or with any applicable law, or (b) to administer such plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984.

3 Notwithstanding any provision to the contrary in this Certificate or the qualified pension or profit-sharing plan of which this Certificate is a part, We reserve the right to amend or modify the Group Contract, this Certificate, or this Rider to the extent necessary to comply with any law, regulation, ruling or other requirement We deem to be necessary to establish or maintain the qualified status of such pension or profit-sharing plan.

Except as otherwise set forth above, this Rider is subject to the exclusions, definitions, and provisions of the Certificate and the Group Contract.

Signed for the Valley Forge Life Insurance Company at Chicago, Illinois

                                                        S/D.H. CHOOKASZIAN
                                                        Chairman of the Board

R4-120369-A

================================================================================
    [GRAPHIC OMITTED]
    Valley Forge Life Insurance Company
    ----------------------------------------------
    Executive Office:               A Stock Company  Home Office:
    CNA Plaza                                                 401 Penn St.
    Chicago, Illinois 60685                          Reading, Pennsylvania 19601

================================================================================

                       INDIVIDUAL RETIREMENT ANNUITY RIDER

This Rider is part of the Certificate to which it is attached. The Certificate as amended is intended to qualify as an individual retirement annuity under
Section 408(b) of the Code. The following provisions apply and replace any contrary provisions of the Certificate:

1. You shall be the Participant. Any provision of the Certificate that would allow for joint participants, or that would allow more than one person to share distributions, is deleted.

2. The Certificate is not transferable or assignable (other than pursuant to a divorce decree in accordance with applicable law) and is established for the exclusive benefit of You and Your beneficiaries. It may not be sold, assigned, alienated, or pledged as collateral for a loan or as security.

3.    Your entire interest in the Certificate shall be nonforfeitable.

4. The Single Premium shall be in cash. The Single Premium may be any of the following:

         a) A rollover contribution as described in Sections 402(c), 403(a)(4), 403(b)(8) or 408(d)(3) of the Code;

         b) An amount transferred from another individual retirement account or annuity;

         c) A contribution pursuant to a Simplified Employee Pension as provided in Section 408(k) of the Code.

     You shall have the sole responsibility for determining whether the Single Premium meets applicable income tax requirements.

5. The Distribution Start Date is the date Your entire Accumulation Value will be distributed or commence to be distributed to You. Your Distribution Start Date shall be no later than April 1 of the calendar year following the calendar year in which You attain age 70 1/2. You shall have the sole responsibility for requesting a distribution that complies with this Rider and applicable law.

6. With respect to any amount which becomes payable under the Certificate during Your lifetime, such payment shall commence on or before the Distribution Start Date and shall be payable in substantially equal amounts, no less frequently than annually.
     Payments shall be made in the manner as follows:

         a)   in a lump sum, or

         b)   over Your life, or

         c)   over the lives of You and Your designated Beneficiary, or

         d)   over a period certain not exceeding Your life expectancy, or

         e) over a period certain not exceeding the joint and last survivor expectancy of You and Your designated Beneficiary.

     If Your entire interest is to be distributed in other than a lump sum, then the minimum amount to be distributed each year (commencing with the calendar year following the calendar year in which You attain age 70 1/2 and each year thereafter) shall be determined in accordance with Code
     Section 408(b)(3) and the regulations thereunder, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, the regulations thereunder, and the minimum distribution incidental benefit requirement of Proposed Income Tax Regulation Section 1.401(a)(9)-2. Payments must be either nonincreasing or may increase only as provided in Proposed Income Tax Regulation 1.401(a)(9)-1, Q&A F-3.

7. If You die after distribution of Your interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to Your death.

     If You die before distribution has begun, the entire interest must be distributed no later than December 31 of the calendar year in which the fifth anniversary of Your death occurs. However, proceeds which are payable to a named Beneficiary who is a natural person may be distributed in

R4-120370-A
     substantially equal installments over the lifetime of the Beneficiary or a period certain not exceeding the life expectancy of the Beneficiary provided such distribution begins not later than December 31 of the calendar year in which Your death occurred. If the Beneficiary is Your surviving spouse, the Beneficiary may elect not later than December 31 of the calendar in which the fifth anniversary of Your death occurs to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the date on which You would have attained age 70 1/2. Minimum payments will be calculated in accordance with Code Section 408(b)(3) and the regulations thereunder.

     For the purposes of this requirement, any amount paid to any of Your children will be treated as if it had been paid to Your surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

8. If Your spouse is not the named Beneficiary, the method of distribution selected will assure that at least 50% of the present value of the amount available for distribution is paid within Your life expectancy and that such method of distribution complies with the requirements of Code Section 408(b)(3) and the regulations thereunder.

9. For purposes of the foregoing provisions, life expectancy and joint and last survivor expectancy shall be determined by use of the expected return multiples in Tables V and VI of Treasury Regulationss.1.72-9 in accordance with Code Section 408(b)(3) and the regulations thereunder. In the case of distributions under paragraph (6) of this Rider, the life expectancy of You and Your Beneficiary will be initially determined on the basis of Your attained ages in the year You reach 70 1/2. In the case of a distribution under paragraph (7) of this Rider, life expectancy will be initially determined on the basis of Your Beneficiary's attained age in the year distributions are required to commence. Unless You (or Your spouse) elect otherwise prior to the time distributions are required to commence, Your life expectancy and, if applicable, Your spouse's life expectancy will be recalculated annually based on your attained ages in the year for which the required distribution is being determined. The life expectancy of a nonspouse Beneficiary will not be recalculated.

     The annual distribution required to be made by Your Distribution Start Date is for the calendar year in which You reached age 70 1/2. Annual payments for subsequent years, including the year in which Your Distribution Start Date occurs, must be made by December 31 of that year. The amount distributed for each year shall equal or exceed the Accumulation Value as of the close of business on December 31 of the preceding year, divided by the applicable life expectancy or joint and last survivor expectancy.

     You may satisfy the minimum distribution requirements under Section 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirement for two or more IRA's. For this purpose, if You own two or more IRAs, You may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements.

10. We reserve the right to amend the Group Contract, this Certificate, or this Rider to the extent necessary to qualify as an individual retirement annuity for federal income tax purposes.

11.   This Rider is effective as of the Issue Date.

This Rider is subject to all the exclusions, definitions and provisions of the Group Contract and the Certificate which are not inconsistent herewith.

Signed for the Valley Forge Life Insurance Company at Chicago, Illinois

                                                         S/D.H. CHOOKASZIAN
                                                         Chairman of the Board

R4-120370-A

================================================================================
    [GRAPHIC OMITTED]
    Valley Forge Life Insurance Company
    ----------------------------------------------
    Executive Office:               A Stock Company  Home Office:
    CNA Plaza                                                 401 Penn St.
    Chicago, Illinois 60685                          Reading, Pennsylvania 19601

================================================================================

                   NURSING HOME CONFINEMENT / TERMINAL MEDICAL
                                 CONDITION RIDER

GENERAL PROVISION - This rider is a part of the Certificate. It is subject to all the terms of the policy unless We state otherwise.

EFFECTIVE DATE - This rider becomes effective on the Issue Date shown on the Certificate Specifications Page, subject to the following requirements:

1. if the Annuitant is confined to a nursing home or has a Terminal Medical Condition on the Issue Date, then the Annuitant will not be covered under this rider; and

2. if the Annuitant's spouse is confined to a nursing home or has a Termina Medical Condition on the Issue Date, then the Annuitant's spouse will not be covered under this rider.

CONSIDERATION - This rider is issued in consideration of the application. There is no cost associated with this rider.

BENEFIT - If the Annuitant is confined to a nursing home for a period of at least 90 days or has a Terminal Medical Condition, the Free Withdrawal Percentage as referenced in Section 8.1 is changed to 50%.

If the Annuitant's spouse is confined to a nursing home for a period of at least 90 days or has a Terminal Medical Condition, the Free Withdrawal Percentage as referenced in Section 8.1 is changed to 25%.

Terminal Medical Condition means a determinable medical condition, diagnosed by a physician practicing within the scope of his or her license, with the life expectancy of 12 months or less from the date of the physician's diagnosis.

TERMINATION - This rider will terminate upon the earlier of:

1.    The termination of the Certificate;

The date You specify provided We receive Written Notice 30 days prior to the date termination is to take effect.

Signed for the Valley Forge Life Insurance Company at Chicago, Illinois

                                                         S/D.H. CHOOKASZIAN
                                                         Chairman of the Board


R4-120371-A

[GRAPHIC OMITTED]
                                   APPLICATION
               FOR A DEFERRED MODIFIED GUARANTEED ANNUITY CERTIFICATE

In this application  Valley Forge Life Insurance Company is referred to as "we",
"our" or "us".

1.   Desired Contract:__________________________________________________________


2.   Proposed Annuitant:


           Name:_______________________________________________Social Security #:_________________________________________
                 (Last)             (First)          (Initial)

        Address:__________________________________________________________________________________________________________
                 (Street)                                      (City)                   (State)                      (Zip)

       Sex:   |_| Male         |_| Female   Date of Birth:________________________________________________________________
                                                             (Month)                      (Day)                     (Year)


3.   Proposed Owner (if other than proposed annuitant):


           Name:__________________________________________________________________________________________________________

           __________________Tax I.D. or Social Security #:_______________________________________________________________


        Address:__________________________________________________________________________________________________________
                 (Street)                                      (City)                   (State)                      (Zip)

4.   Proposed Contingent Owner


           Name:________________________________________________Tax I.D. or Social Security #:____________________________

        Address:__________________________________________________________________________________________________________
                 (Street)                                      (City)                   (State)                      (Zip)

5.   Beneficiary (include name and relationship to proposed annuitant):

     _____________________________________________________________________________________________________________________
     _____________________________________________________________________________________________________________________

6.   Desired Annuity Date:________________________________________________
                                (Month)          (Day)           (Year)



7.   Desired Annuity Option. (If no box is checked, the contract will be issued with the Life Annuity with 10 Year Certain Period as the annuity option.)

     |_| Life Annuity
     |_| Life Annuity with 10 year Certain Period
     |_| Life Annuity with 20 year Certain Period
     |_| Joint Life and Survivorship Annuity
     |_| Joint Life Annuity with Payments  Reduced One-Half at Payee's Death |_|
     Other If a joint life annuity is elected, complete the following for the joint payee:

           Name:_____________________________________Social Security #:__________________________________________

       Sex:   |_| Male         |_| Female            Date of Birth:
                                                                      (Month)        (Day)               (Year)

8.   The annuity will be used in the type of plan checked below:
     |_| Corporate  Qualified  Pension Plan    |_| Spousal  Individual  Retirement Annuity
     |_| HR-10                                 |_| Rollover Individual  Retirement Annuity
     |_| Simplified Employee Pension Plan      |_| Contract will not be used in  tax-qualified  plan
     |_| Regular Individual Retirement Annuity |_| Other:

                           (also complete other side)
V206-365-A


9.   Allocations

     Your  initial Net Purchase  Payment  will be allocated as indicated  below.
     Selections must total 100%. Minimum initial allocation to any single option is $500 or 1%. No fractional percentages.
     ___________% Indexed Option           Guaranteed Interest Option
                                           ____ %  1 Year    ____ %  7   Year
                                           ____ %  3 Year    ____ %  10  Year
                                           ____ %  5 Year    ____ %  __  Year

10.  Have you received a copy of the current prospectus?       |_|Yes  |_| No

11.  Contribution Submitted with Application: $
12.  Will the contract applied for replace or change any life insurance or
     annuity coverage in force on the life of the proposed annuitant?      |_| Yes     |_| No
If yes, give details____________________________________________________________

13.      Corrections, notations, and changes made by us.________________________
________________________________________________________________________________
________________________________________________________________________________


The proposed annuitant will be the owner of the contract unless a different owner is named in item 3 above. The proposed annuitant declares that all statements and answers above are made a part of this application and that they are complete and true, to the best of his or her knowledge and belief, and correctly recorded. If we accept this application, the entire contract will consist of this application, the contract to which it is attached and riders attached to the contract. If the owner accepts the contract it means he or she agrees to corrections, notations and changes made in item 13 above, except in those states where written consent is required.

Dated at_________________________________ Signed________________________________
                                                                                            Proposed Annuitant
This______Day of__________________, 19___ Signed________________________________
                                           Applicant (if other than proposed annuitant)
Witness__________________________________     By________________________________
                    Agent/Registered Rep       Signed and title of person signing for
                                               corporation, partnership or trust as applicant
V206-365-A
                          Agent's Replacement Question

Do you have knowledge or reason to believe that the annuity applied for by this application will replace or change any insurance or annuity coverage currently in force on the life of the proposed annuitant? |_| Yes |_| No
If yes, give details____________________________________________________________

Dated__________________________________Signed___________________________________
                                                                                           Agent/Registered Rep
                                Agent Transmittal
NOTE:    The writing agent's name must be printed. The name entered must be identical to the SA name on the agent's state license.

Agent/Registered Rep Name______________________________________Agent Code________________________Percent______________________

Broker/Dealer Name_____________________________________________Address________________________________________________________

Agent/Registered Rep Name______________________________________Agent Code________________________Percent______________________

Broker/Dealer Name_____________________________________________Address________________________________________________________

         SINGLE PREMIUM DEFERRED MODIFIED GUARANTEED ANNUITY CERTIFICATE
                                NON-PARTICIPATING

Q4-119942-A